UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

TransCoastal Corporation

(Formerly Claimsnet.com, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17304 Preston Road, Suite 700, Dallas, Texas		75252
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 818-0720

N/A

17304 Preston Rd, Suite 700, Dallas, Texas	75252
(Former name or former address, if changed since last report.)	(zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Please see the description in item 2.01 and is qualified in its entirety by reference to such Agreements filed as exhibits 10.1.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 27, 2013, we completed the sale of our subsidiary ANC Holdings, Inc. The subsidiary's primary business was as a electronic commerce company engaged in healthcare transaction processing for the medical and dental industries by means of the Internet. Its proprietary software enabled communication of data between healthcare payers and their provider networks for the purpose of conducting administrative transactions required to effect financial reimbursement for the healthcare services delivered to patients by the providers. Management had determined that the operation was currently not profitable and continued to need additional cash through loans to fund its operations. The current debt holders agreed to purchase all the issued shares of ANC from us in return for all the ANC outstanding debt including all principal and accrued interest through the date of sale in the amount of $____________. Our management and Board of Directors approved the sale on the terms offered and the transaction closed on the date the Stock Purchase Agreement was executed. A copy of the executed Stock Purchase Agreement is attached to this Form 8K as Exhibit 10.1.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In accordance with our equity holders consent we filed two amendments with the Delaware Secretary of State effective July 1, 2013. The first amendment effectuated a 200 to 1 reverse stock split to the holders, as of May 9, 2013, of our equity stock. The second amendment changed our corporate name to TransCoastal Corporation and increased the total number of our authorized equity stock to 275,000,000 shares with 250,000,000 of the shares being designated as common stock and the remaining 25,000,000 being designated as preferred stock. Reference is hereby made to our Definitive 14C and the Amendments attached as exhibits thereto filed with the Commission on May 29, 2013 and incorporated herein.

Forward-Looking Statements

This Current Report on Form 8-K and the attached press release contains “forward-looking statements” (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "could," "may," "might," "potential," "predict," "should," "estimate," "expect," "project," "believe," "plan," "envision," "continue," "intend," "target," "contemplate," or "will" and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the time to consummate the proposed development, completion and extraction; the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the Registrant's success in discovering, developing, producing and estimating reserves; the economic viability of, and the Registrant's success in drilling, the Registrant's ability to fund the acquisition, development, completion and extraction of oil and gas assets and the Registrant's planned capital investments; the Registrant's future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the Registrant has filed and may file with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which reflect the Registrant’s expectations only as of the date they were made. The Registrant undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) EXHIBITS.

3(i) Definitive Form 14C filed with the Securities and Exchange Commission on May 29, 2013 with the Amendments to the Certificate of Incorporation.

10.1 Stock Purchase Agreement entered into on June 27, 2013 by Claimsnet.com, Inc. and the purchasers of ANC Holdings, Inc.*

99.1 Press release regarding the sale of ANC Holdings, Inc. issued on July 3, 2013*

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2013

TransCoastal Corporation

By:	/s/ Stuart G. Hagler
Name: Stuart G. Hagler
Title: CEO